Exhibit 99.1
The Ensign Group Reports Record Quarter; First Quarter 2010 Adjusted Earnings of $0.45 per Share
Conference Call and Webcast Scheduled for May 6, 2010 at 10:30 am PT
MISSION VIEJO, California — May 5, 2010 — The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, home health, hospice care and assisted living companies, today reported record results for the first quarter of 2010.
Financial Highlights Include:
•	Adjusted earnings were a record $0.45 per diluted share, up 15.4% over the first quarter of 2009;

•	Total revenue was a record $154.2 million, up 18.3% on a consolidated basis;

•	Same-store skilled mix increased by 363 basis points to 54.0%;

•	The company’s same-store skilled revenue increased by 12.4%, notwithstanding the negative impact of Medicare’s 1.1% net market basket decrease, which took effect on October 1, 2009;

•	Consolidated EBITDAR climbed 19.4% to $25.2 million, with consolidated EBITDAR margins of 16.4%; and

•	Net income rose 18.0% to $9.3 million for the quarter.
Operating Results
Ensign’s President and Chief Executive Officer Christopher Christensen congratulated Ensign’s facility leaders and their teams on the record performance. “We acknowledge that it took everyone pulling together to deliver record results in the face of the significant reimbursement headwinds affecting the industry,” he said.
He also explained that during the quarter significant attention had been given to preparing for Ensign’s expansion into the home health and hospice business, which occurred on May 1 with the acquisition of the profitable and well-regarded Horizon Home Health and Hospice in Meridian, Idaho. “We expect Ensign’s growing expertise in this new operating arena to function as a springboard, allowing us to eventually acquire or start up new home health and hospice businesses in other strategic markets, creating additional value for shareholders.”
Mr. Christensen also referenced Ensign’s balance sheet and its industry-low debt ratio, noting that the company’s adjusted net-debt-to-EBITDAR ratio is less than 2.1x. He further noted that the company continues to generate strong cash flow, with net cash from operations of $10.3 million for the quarter. “These assets, together with our accumulated operating and turnaround expertise, position us well to continue our pattern of disciplined growth,” he added.
Fully diluted GAAP earnings per share were $0.44 for the quarter, compared to $0.38 per share in the prior year. Excluding $0.2 million in acquisition expenses and amortization of recently-acquired patient bases, adjusted net income was $9.5 million or $0.45 per diluted share for the quarter.

A discussion of the company’s use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDAR and EBITDA, as well as a reconciliation of GAAP earnings per share and net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release.
More complete information is contained in the Company’s 10-Q, which was filed with the SEC today and can be viewed on the Company’s website at http://www.ensigngroup.net.
2010 Guidance Reaffirmed
Management reaffirmed its 2010 annual guidance, projecting revenues of $605 million to $615 million, and net income of $1.75 to $1.79 per diluted share for the year. The guidance is based on diluted weighted average common shares outstanding of 21.4 million and assumes, among other things, no additional acquisitions or dispositions beyond those made to date, and an aggregate 1.0% projected decline in overall reimbursement rates. It also assumes that tax rates do not materially increase, and no negative impact associated with the implementation of RUGs IV and MDS 3.0.
Quarter Highlights
During the quarter, the company’s Board of Directors declared a quarterly cash dividend of $0.05 per share of Ensign common stock. Ensign has been a dividend-paying company since 2002.
The company also announced the acquisition of four long-term care facilities and a home health and hospice business in three separate transactions between January 1, 2010 and May 1, 2010. The real estate and operations were purchased with cash, and include:
•
In Idaho, Emmett Care & Rehabilitation Center, a 72-bed skilled nursing facility in Emmett, and Parke View Rehabilitation & Care Center, an 86-bed skilled nursing facility in Burley, on January 1, 2010;

•
In Texas, Heritage Gardens Healthcare Center, a 140-bed skilled nursing facility in Carrollton, Texas, and Silver Springs Healthcare Center, a 144-bed skilled nursing facility in Houston, Texas, on May 1, 2010.

•	And in Idaho, Horizon Home Health and Hospice, a well-regarded home health and hospice agency based in Meridian, Idaho, also on May 1, 2010.
The four facility acquisitions brought Ensign’s growing portfolio to 81 facilities, 51 of which are Ensign-owned, with Ensign affiliates holding purchase options on eight of Ensign’s 30 leased facilities. Ensign also owns one home health and two hospice businesses. Management reaffirmed that Ensign is actively seeking additional opportunities to acquire both well-performing and struggling long-term care operations across the Western United States.
Conference Call
A live webcast will be held on Thursday, May 6, 2010, at 10:30 p.m. Pacific Time (1:30 p.m. Eastern Time) to discuss Ensign’s first quarter results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors section of the Ensign website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific Time on Friday, May 14, 2010.

About Ensign™
The Ensign Group, Inc.’s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies, home health and hospice services, and other rehabilitative and healthcare services for both long-term residents and short-stay rehabilitation patients at 81 facilities, two hospice companies and a home health business in California, Arizona, Texas, Washington, Utah, Idaho and Colorado. Each of these facilities is operated by a separate, wholly-owned independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated “Company” and “its” assets and activities, as well as the use of the terms “we,” “us,” “its” and similar verbiage are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the hospice business, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.
These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve facilities, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of facilities; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of facilities; competition from other companies in the acquisition, development and operation of facilities; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its facilities if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q, which was filed today, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.
Contact Information
Robert East, Westwicke Partners LLC, (443) 213-0500, bob.east@westwickepartners.com, or Suzanne Snapper, Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.
SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
GAAP AND ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended				Three Months Ended
	March 31, 2010				March 31, 2009
		Non-				Non-
	As Reported	GAAP Adj.		As Adjusted	As Reported	GAAP Adj.		As Adjusted
Revenue	$154,174			$154,174	$130,285			$130,285
Expense:
Cost of services (exclusive of facility rent and depreciation and amortization shown separately below)	123,183	(52	)(1)	123,131	104,199	(114	)(1)	104,085
Facility rent—cost of services	3,575			3,575	3,701			3,701
General and administrative expense	5,774			5,774	4,961			4,961
Depreciation and amortization	3,955	(255	)(2)	3,700	2,965	(223	)(2)	2,742

Total expenses	136,487	(307)		136,180	115,826	(337)		115,489
Income from operations	17,687	307		17,994	14,459	337		14,796
Other income (expense):
Interest expense	(2,280)			(2,280)	(1,328)			(1,328)
Interest income	67			67	70			70

Other expense, net	(2,213)			(2,213)	(1,258)			(1,258)
Income before provision for income taxes	15,474	307		15,781	13,201	337		13,538
Provision for income taxes	6,126	122	(3)	6,248	5,278	135	(3)	5,413

Net income	$9,348	185		$9,533	$7,923	202		$8,125

Net income per share:
Basic	$0.45			$0.46	$0.39			$0.39

Diluted	$0.44			$0.45	$0.38			$0.39

Weighted average common shares outstanding:
Basic	20,686			20,686	20,572			20,572

Diluted	21,074			21,074	20,892			20,892

(1)	Represents acquisition-related costs expenses.

(2)
Represents amortization costs related to patient base intangible assets acquired. Patient base intangible assets are amortized over a period of four to eight months, depending on the classification of the patients and the level of occupancy in a new acquisition on the acquisition date.

(3)	Represents the tax impact of acquisition costs and patient base non-GAAP adjustments represented in entries (1) and (2).

THE ENSIGN GROUP, INC.
RECONCILIATION OF NET INCOME TO EBITDA AND EBITDAR
(in thousands)
The table below reconciles net income to EBITDA and EBITDAR for the periods presented:

	Three Months Ended
	March 31,
	2010	2009
Consolidated Statement of Income Data:
Net income	$9,348	$7,923
Interest expense, net	2,213	1,258
Provision for income taxes	6,126	5,278
Depreciation and amortization	3,955	2,965

EBITDA	$21,642	$17,424

Facility rent—cost of services	3,575	3,701

EBITDAR	$25,217	$21,125

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS AND STATEMENTS OF CASH FLOWS
(In thousands)

	March 31,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$41,452	$38,855
Accounts receivable	69,372	62,606
Prepaid income taxes	—	1,242
Prepaid expenses and other current assets	5,866	6,498
Deferred tax asset—current	7,615	8,126

Total current assets	124,305	117,327
Property and equipment, net	241,034	230,774
Insurance subsidiary deposits and investments	13,985	13,810
Escrow deposits	500	7,595
Deferred tax asset	5,488	4,262
Restricted and other assets	5,895	5,650
Intangible assets, net	4,269	4,498
Goodwill	7,432	7,432

Total assets	$402,908	$391,348

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,079	$15,498
Accrued wages and related liabilities	27,368	28,756
Accrued self-insurance liabilities—current	10,079	10,074
Other accrued liabilities	11,850	15,375
Income taxes payable	5,350	—
Current maturities of long-term debt	2,087	2,065

Total current liabilities	71,813	71,768
Long-term debt—less current maturities	106,868	107,401
Accrued self-insurance liabilities—less current portion	23,572	22,096
Deferred rent and other long-term liabilities	3,415	2,524

Stockholders’ equity	197,240	187,559

Total liabilities and stockholders’ equity	$402,908	$391,348

The following table presents selected data from our condensed consolidated statement of cash flows for the periods presented:

	Three months ended
	March 31,
	2010	2009
	(In thousands)
Net cash provided by operating activities	$10,325	$10,406
Net cash used in investing activities	(6,878)	(17,593)
Net cash used in financing activities	(850)	(1,079)

Net increase (decrease) in cash and cash equivalents	2,597	(8,266)
Cash and cash equivalents at beginning of period	38,855	41,326

Cash and cash equivalents at end of period	$41,452	$33,060

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Dollars in thousands)
The following table summarizes our selected performance indicators, along with other statistics, for each of the dates or periods indicated:

	Three Months Ended
	March 31,
	2010	2009	Change	% Change
	(Dollars in thousands)
Total Facility Results :
Revenue	$154,174	$130,285	$23,889	18.3%
Number of facilities at period end	79	70	9	12.9%
Operational beds	9,076	7,994	1,082	13.5%
Actual patient days	649,084	566,619	82,465	14.6%
Available patient days	816,840	710,000	106,840	15.1%
Occupancy percentage — Operational beds	79.5%	79.8%		(0.3)%
Skilled mix by nursing revenue	49.8%	48.6%		1.2%

	Three Months Ended
	March 31,
	2010	2009	Change	% Change
	(Dollars in thousands)
Same Facility Results(1) :
Revenue	$121,150	$116,304	$4,846	4.2%
Number of facilities at period end	56	56	—	—%
Actual patient days	485,501	496,857	(11,356)	(2.3)%
Available patient days	586,440	603,731	(17,291)	(2.9)%
Occupancy percentage — Operational beds	82.8%	82.3%		0.5%
Skilled mix by nursing revenue	54.0%	50.4%		3.6%

	Three Months Ended
	March 31,
	2010	2009	Change	% Change
	(Dollars in thousands)
Transitioning Facility Results(2) :
Revenue	$8,164	$8,239	$(75)	(0.9)%
Number of facilities at period end	6	6	—	—%
Actual patient days	39,977	38,792	1,185	3.1%
Available patient days	57,330	57,330	—	—%
Occupancy percentage — Operational beds	69.7%	67.7%		2.0%
Skilled mix by nursing revenue	40.3%	44.6%		(4.3)%

	Three Months Ended
	March 31,
	2010	2009	Change	% Change
	(Dollars in thousands)
Recently Acquired Facility Results(3) :
Revenue	$24,860	$5,742	$19,118	NM	%
Number of facilities at period end	17	7	10	NM	%
Actual patient days	123,606	30,970	92,636	NM	%
Available patient days	173,070	48,939	124,131	NM	%
Occupancy percentage — Operational beds	71.4%	63.3%		8.1%
Skilled mix by nursing revenue	31.8%	17.4%		14.4%

(1)
Same Facility results represent all facilities purchased prior to January 1, 2007. Same Facility results for 2009 include the results of operations through March 31, 2009 of our assisted living facility in Arizona. We decided not to exercise our renewal option on the lease which expired on September 30, 2009. The reduction in the number of actual and available patient days primarily relates to the non-renewal of this lease.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2007 to December 31, 2008.

(3)	Recently Acquired Facility (or “Acquisitions”) results represent all facilities purchased on or subsequent to January 1, 2009.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND REVENUE BY PAYOR
The following table reflects the change in the skilled nursing average daily revenue rates by payor source, excluding therapy and other ancillary services that are not covered by the daily rate:

	Three Months Ended
	March 31,
	Same Facility
	2010	2009	%Change
Skilled Nursing Average Daily Revenue Rates:
Medicare	$555.01	$535.66	3.6%
Managed care	339.90	329.06	3.3%
Other skilled	551.01	646.84	(14.8)%
Total skilled revenue	470.04	456.31	3.0%
Medicaid	164.28	161.47	1.7%
Private and other payors	185.41	182.49	1.6%
Total skilled nursing revenue	$256.47	$242.87	5.6%
The following table sets forth our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended March 31,
	2010		2009
	$	%	$	%
Revenue:
Medicaid	$61,653	40.0%	$52,236	40.1%
Medicare	51,122	33.2	43,207	33.2
Medicaid-skilled	4,418	2.8	2,282	1.7

Total	117,193	76.0	97,725	75.0
Managed Care	20,569	13.4	17,497	13.4
Private and Other	16,412	10.6	15,063	11.6

Total revenue	$154,174	100%	$130,285	100%

Discussion of Non-GAAP Financial Measures
EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, and (c) depreciation and amortization. EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, and (d) facility rent-cost of services. The Company believes that the presentation of EBITDA and EBITDAR provides important supplemental information to management and investors to evaluate the Company’s operating performance. The Company believes disclosure of adjusted non-GAAP net income and non-GAAP diluted earnings per share has economic substance because the excluded expenses are infrequent in nature and are variable in nature, or do not represent current cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company’s industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the Company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the Company’s Report on Form 10-Q filed today with the SEC. The Form 10-Q is available on the SEC’s website at www.sec.gov or under the “Financial Information” link of the Investor Relations section on Ensign’s website at http://www.ensigngroup.net.